EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

•	Registration Statement (Form S-8 No. 333-134779) pertaining to The Dixie Group, Inc. 2006 Stock Awards Plan,

•	Registration Statement (Form S-8 No. 333-89994) pertaining to The Dixie Group, Inc. Stock Incentive Plan,

•
Registration Statement (Form S-8 No. 33-59564) pertaining to the Agreement and Plan of Merger by and among Dixie Yarns, Inc., Carriage Acquisitions, Inc. and Carriage Industries, Inc., dated as of November 3, 1992,

•	Registration Statement (Form S-8 No. 333-87534) pertaining to The Dixie Group, Inc. Stock Incentive Plan,

•	Registration Statement (Form S-8 No. 333-81163) pertaining to The Dixie Group, Inc. Incentive Stock Plan,

•	Registration Statement (Form S-8 No. 333-80971) pertaining to The Dixie Group, Inc. Core Leadership Team Stock Ownership Plan,

•	Registration Statement (Form S-8 No. 333-118504) pertaining to The Dixie Group, Inc. Directors Stock Plan,

•	Registration Statement (Form S-8 No.333-168412) pertaining to The Dixie Group, Inc. Amended and Restated 2006 Stock Awards Plan, and

•	Registration Statement (Form S-8 No.333-188321) pertaining to The Dixie Group, Inc. Amended and Restated 2006 Stock Awards Plan, and

•	Registration Statement (Form S-3 No. 333-194571) of The Dixie Group, Inc. pertaining to the offering 2,500,000 shares of common stock;

of our reports dated March 9, 2016, with respect to the consolidated financial statements of The Dixie Group, Inc. and the effectiveness of internal control over financial reporting of The Dixie Group, Inc. included in this Annual Report (Form 10-K) of The Dixie Group, Inc. for the year ended December 26, 2015.

/s/ Dixon Hughes Goodman LLP

Atlanta, Georgia
March 9, 2016